Exhibit 10.83

Iowa State University Research Park Corporation
2711 South Loop Drive, Suite 4050
Ames, Iowa 50010-8648

Memorandum of Agreement

DATE:	September 29, 2011

TO:	Carl Langren
BioProtection Systems Corporation
2901 S. Loop Drive, Suite 3400
Ames, IA 50010

FROM:	Steven T. Carter, President

RE:	ADDENDUM TO THE LEASE BETWEEN ISU RESEARCH PARK CORPORATION AND BIOPROTECTION SYSTEMS CORPORATION DATED AUGUST 22, 2005.

The following information constitutes additions to the Lease Agreement between ISU Research Park Corporation (Landlord) and BioProtection Systems Corporation (Tenant).  Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated August 22, 2005.

In order to make room for another tenant’s expansion, Landlord agrees to the following changes: Landlord will release the Lease Agreement for Suites 3400 (±1,812 rsf) & 3360 (±2,028 rsf ) in Building #3 at 2901 South Loop Drive, as of October 31, 2011; Landlord will transfer the lease for Suites 3540, 3550 & 3560 (±2,140 rsf) from NewLink Genetics to BioProtection Systems or BPS (BPS is a wholly-owned subsidiary of NewLink Genetics) from November 1, 2011 to January 31, 2012, Landlord will also extend the lease for Suites 3903-3907 (±1,992 rsf) in the following manner:

Term	Sq. Ft. Base Rents	Sq. Ft. Operating Rents	Monthly Base Rents	Monthly Operating Rents	Annual Base Rents	Annual Operating Rents

Suites 3540, 3550, 3560 (±2,140 rsf)
11/1/2011-1/31/2012	$12.00	Actual	$2,140.00	Actual	$25,680.00	Actual

Suites 3903-3907 (±1,992 rsf)
11/1/2011-10/31/2012	$12.75	Actual	$2,116.50	Actual	$25,398.00	Actual

Tenant leases the space as is.  Any modifications will be at the Tenant’s sole expense.  Landlord agrees to release Tenant from this lease obligation upon Tenant’s move into another facility at the ISU Research Park.  Subject to the terms of this Memorandum, Tenant agrees that all terms and conditions of the August 22, 2005 Lease and those described in this Memorandum shall remain in force.

Tenant continues to be responsible for their custodial services and the cost & maintenance for the fume hoods and plumbing in the labs.  Gas & water usage, as well as utility costs for the HVAC system, will be prorated & invoiced monthly.  Electricity is metered separately & is invoiced directly from the provider.

Please sign and return both originals to my office by October 3rd, 2011 if you concur with the above terms.  We will then send a fully executed copy for your records.

AGREED

FOR	FOR
BioProtection Systems Corporation	ISU Research Park Corporation